Exhibit 10.3

Execution Version

GUARANTY

This GUARANTY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”) is made as of October 31, 2012 by Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation (“Guarantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referenced below).

Recitals

A.            Vitamin Cottage Natural Food Markets, Inc., a Colorado corporation (“Borrower”), the Lenders (as defined in the Credit Agreement referenced below) and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 29, 2006 (together with any amendments, modifications, replacements or substitutions thereof, the “Credit Agreement”), providing for a revolving line of credit in the maximum principal amount, as of the date hereof, of $15,000,000.

B.            Guarantor was incorporated on April 9, 2012 and, as a result of the Reorganization (as defined in the Credit Agreement), Borrower has become a wholly-owned subsidiary of the Guarantor.

C.            Pursuant to Section 5.09(d) of the Credit Agreement, Guarantor is required to execute and deliver this Guaranty.

D.            Guarantor has determined that it is in its best interests to execute this Guaranty inasmuch as Guarantor owns 100% of the Equity Interests in Borrower and thus will derive substantial direct and indirect benefits from the credit extensions made to Borrower from time to time pursuant to the Credit Agreement, and Guarantor understands and agrees that Administrative Agent, the Lenders and any additional Secured Parties are relying on this representation in agreeing to continue to make credit extensions to Borrower under the Credit Agreement.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees, for the ratable benefit of the Secured Parties, as follows:

Section 1.        Definitions.  Unless otherwise defined herein or the context otherwise requires, defined terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.  The following words shall have the following meanings when used in this Guaranty:

“Administrative Agent” is defined in the preamble.

“Borrower” is defined in Recital A.

“Credit Agreement” is defined in Recital A.

“Guaranteed Indebtedness” means all “Obligations” under and defined in the Credit Agreement.

“Guarantor” is defined in the preamble.

“Guaranty” is defined in the preamble.

“Lender” and “Lenders” are defined in Recital A.

Section 2.       Continuing Unlimited Guaranty.

(a)     Guarantor irrevocably, absolutely and unconditionally guarantees to Administrative Agent and each of the other Secured Parties the prompt, complete and full payment when due, and no matter how the same shall become due, of all Guaranteed Indebtedness.  Without limiting the generality of the foregoing, Guarantor’s liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities of Borrower described above in this subsection (a), or below in the following subsection (b), which would be owed by Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrower.

(b)     Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Administrative Agent and each of the other Secured Parties the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of Borrower to Administrative Agent or such Secured Party under, by reason of, or pursuant to the Guaranteed Indebtedness or any of the Loan Documents.

Section 3.       Nature of Guaranty.  This Guaranty is a guaranty of payment and performance and not of collection.  Neither Administrative Agent nor any other Secured Party shall be required to exhaust any right or remedy or take any action against Borrower or any other Person or entity or any collateral.  Guarantor agrees that, as between Guarantor, on the one hand, and Administrative Agent and the other Secured Parties, on the other hand, the Guaranteed Indebtedness may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards Borrower and that in the event of a declaration or attempted declaration, the Guaranteed Indebtedness shall immediately become due and payable by Guarantor for the purposes of this Guaranty.  Guarantor’s liability under this Guaranty is unlimited and shall be open and continuous for so long as this Guaranty remains in force.  Accordingly, no payments made upon the Guaranteed Indebtedness will discharge or diminish the continuing liability of Guarantor in connection with any remaining portions of the Guaranteed Indebtedness or any Guaranteed Indebtedness which subsequently arises or is thereafter incurred or contracted.  Guarantor’s liability hereunder is as a primary obligor and not merely as a surety.

Section 4.       Duration of Guaranty.  This Guaranty will take effect when received by Administrative Agent without the necessity of any acceptance by Administrative Agent or any other Secured Party, or any notice to Guarantor or to Borrower, and will continue in full force with respect to Guarantor until none of the Guaranteed Indebtedness remains outstanding (other than contingent indemnification obligations not yet due and payable) and the Commitments have been terminated.  This Guaranty is not revocable.  If, notwithstanding the foregoing, any notice of revocation by Guarantor is given effect by a court of competent jurisdiction, no such notice of revocation hereof shall be effective as to any Guaranteed Indebtedness: (a) existing at the date of receipt of such notice; (b) incurred or contracted by Borrower, or acquired or committed to by Administrative Agent or any other Secured Party, prior to receipt of such notice; (c) now existing or hereafter created pursuant to or evidenced by a loan agreement or commitment in existence prior to receipt of such notice under which Borrower is or may become obligated to Administrative Agent or any other Secured Party; or (d) renewals, extensions, consolidations, substitutions, and refinancings of the foregoing.  Guarantor waives notice of revocation given by any other guarantor of the Guaranteed Indebtedness.  Guarantor shall be liable, jointly and severally, with Borrower and any other guarantor of all or any part of the Guaranteed Indebtedness and release of any other guarantor of the Guaranteed Indebtedness, or termination or revocation of any other guaranty of the Guaranteed Indebtedness, shall not affect the liability of Guarantor under this Guaranty. It is anticipated that fluctuations may occur in the aggregate amount of Guaranteed Indebtedness covered by this Guaranty, and it is specifically acknowledged and agreed by Guarantor that reductions in the amount of Guaranteed Indebtedness, even to zero dollars ($0.00), shall not constitute a termination of this Guaranty.

Section 5.      Guaranty Absolute.  Guarantor authorizes Administrative Agent or any other Secured Party, either before or after any revocation hereof, without notice or demand and without lessening Guarantor’s liability under this Guaranty, from time to time:  (a) to make one or more additional secured or unsecured loans to Borrower, to issue letters of credit and/or bankers acceptance drafts to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (b) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Guaranteed Indebtedness or any part of the Guaranteed Indebtedness, including increases and decreases of the rate of interest on the Guaranteed Indebtedness; extensions may be repeated and may be for longer than the original loan term; (c) to take and hold security for the payment of this Guaranty or the Guaranteed Indebtedness, and exchange, enforce, waive, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (d) to release, substitute, agree not to sue, or deal with any one or more of the sureties of Borrower, endorsers, or other guarantors on any terms or in any manner Administrative Agent or any other Secured Party may choose; (e) to determine how, when and what application of payments and credits shall be made on the Guaranteed Indebtedness; (f) to apply any proceeds it receives as a result of the foreclosure or other realization on any collateral for the Guaranteed Indebtedness to that portion, if any, of the Guaranteed Indebtedness not guaranteed hereunder or to any other indebtedness secured by such collateral, as Administrative Agent or any other Secured Party in its discretion may determine; (g) to sell, transfer, assign, or grant participations in all or any part of the Guaranteed Indebtedness; and (h) to assign or transfer this Guaranty in whole or in part.  Guarantor further agrees that the liability of Guarantor under this Guaranty is absolute and unconditional irrespective of: (i) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document or the Guaranteed Indebtedness; (ii) without being limited by the foregoing, any lack of validity, legality or enforceability of any Loan Document or all or any part of the Guaranteed Indebtedness; (iii) the failure of the Administrative Agent or any other Secured Party (A) to assert any claim or demand or to enforce any right or remedy against any party under the provisions of any of the Loan Documents or otherwise or (B) to exercise any right or remedy against any guarantor (including Guarantor) of, or collateral securing, any obligations of Borrower or any other Person; (iv) any reduction, limitation, impairment or termination of all or any part of the Guaranteed Indebtedness or the obligations of any guarantor (including Guarantor) for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, all or any part of the Guaranteed Indebtedness or the obligations of any guarantor (including Guarantor) or otherwise, and (v) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower or any surety or guarantor, than actual payment, performance and satisfaction in full of the Guaranteed Indebtedness.

Section 6.      Guarantor’ Representations, Warranties and Covenants.  Guarantor represents, warrants and covenants to Administrative Agent and each other Secured Party that (a) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (b) this Guaranty is executed at the request of Borrower and not at the request of Administrative Agent or any other Secured Party; (c) Guarantor has the requisite power and authority to execute and deliver this Guaranty and the other Loan Documents to which Guarantor is a party and to perform its respective obligations hereunder and thereunder; (d) the execution and delivery by Guarantor of this Guaranty and the other Loan Documents to which Guarantor is a party and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate proceedings, and this Guaranty and the other Loan Documents to which Guarantor is a party constitute legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally; (e) neither the execution and delivery by Guarantor of this Guaranty and the other Loan Documents to which Guarantor is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Guarantor or (ii) Guarantor’s articles of organization, operating or other management agreement, or other constitutive or organizing document, as the case may be, or (iii) the provisions of any material indenture, instrument or agreement to which Guarantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default hereunder or thereunder, or result in, or require, the creation or imposition of any lien in, of or on the property of Guarantor pursuant to the terms of any such indenture, instrument or agreement; (f) neither Administrative Agent nor any other Secured Party has made any representation to Guarantor as to the creditworthiness of Borrower; (g) Guarantor is familiar with the current financial condition of Borrower and has established adequate means of obtaining from Borrower on a continuing basis information regarding the future financial condition of Borrower and is not relying on Administrative Agent or any other Secured Party to provide such information to Guarantor; and (h) Guarantor was formed as and shall remain a single purpose entity whose sole purpose is and shall be to hold the equity interests of the Borrower and shall have no other business or operations, except with respect to its obligations in connection with the initial public offering of its common stock.  Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor’s risks under this Guaranty, and Guarantor further agrees that Administrative Agent shall have no obligation to disclose to Guarantor any information or documents acquired by Administrative Agent or any other Secured Party in the course of its relationship with Borrower.  Without limiting the foregoing, the Guarantor agrees that so long as all or any portion of the Commitments are in effect or any of the Guaranteed Obligations remain outstanding, (i) all of the representations, covenants and Events of Default that relate to Guarantor set forth in the Credit Agreement (including without limitation, restrictions therein relating to liens, dividends and other distributions), and all related definitions, are incorporated herein by reference, mutatis mutandis, for the benefit of the Administrative Agent and shall remain in full force and effect until the Guaranteed Obligations have been fully and indefeasibly paid and the Commitments are no longer in effect, (ii) the Guarantor shall observe such representations and covenants in accordance with the terms thereof, and (iii) an Event of Default under and as defined in the Credit Agreement, shall constitute an event of default under this Guaranty.

Section 7.      Guarantor Waivers.  Guarantor waives any right to require Administrative Agent or any other Secured Party (a) to continue lending money or to extend other credit to Borrower; (b) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Guaranteed Indebtedness or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of Borrower, Administrative Agent or any other Secured Party, any surety, endorser, or other guarantor in connection with the Guaranteed Indebtedness or in connection with the creation of new or additional loans or obligations; (c) to notify Guarantor of any change in the manner, place, time or terms of payment of any of the Guaranteed Indebtedness (including, without limitation, any renewal, extension or other modification of any of the Guaranteed Indebtedness); or (d) to notify Guarantor of any change in the interest rate accruing on any of the Guaranteed Indebtedness (including, without limitation, any periodic change in such interest rate that occurs because such Guaranteed Indebtedness accrues interest at a variable rate which may fluctuate from time to time).  Should Administrative Agent seek to enforce the obligations of Guarantor hereunder, Guarantor waives any right to require Administrative Agent to first (i) resort for payment or to proceed directly or at once against any Person, including Borrower or any other guarantor of the Guaranteed Indebtedness; (ii) to proceed directly against, marshall, enforce, or exhaust any collateral held by any Secured Party from Borrower, Guarantor, any other guarantor, or any other Person; or (iii) to pursue any other remedy within the power of any Secured Party.

Guarantor also waives any and all rights or defenses arising by reason of (a) any election of remedies by Administrative Agent which destroys or otherwise adversely affects Guarantor’s subrogation rights or Guarantor’s rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Guaranteed Indebtedness; (b) any disability or other defense of Borrower, of any other guarantor, or of any other Person, or by reason of the cessation of the liability of Borrower from any cause whatsoever, other than actual payment, performance and satisfaction in full of the Guaranteed Indebtedness; (c) any right to claim discharge of the Guaranteed Indebtedness on the basis of unjustified impairment of any collateral for the Guaranteed Indebtedness; or (d) any defenses given to guarantors at law or in equity other than actual payment, performance and satisfaction in full of the Guaranteed Indebtedness.

Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by Borrower, Guarantor, or both.

Section 8.      Guarantor’s Understanding with Respect to Waivers.  Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

Section 9.      Reinstatement.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any part of the Guaranteed Indebtedness is rescinded or must otherwise be returned by Administrative Agent or any other Secured Party for any reason, including, without limitation, upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor or any other guarantor of all or any part of the Guaranteed Indebtedness, all as though such payment had not been made.

Section 10.    Right of Setoff.  In addition to, and without limitation of, any rights of Administrative Agent or any of the other Secured Parties under this Agreement, any of the other Loan Documents and applicable law, if Guarantor becomes insolvent, however evidenced, or any Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Guaranteed Indebtedness at any time held or owing by any Secured Party or any Affiliate of any Secured Party to or for the credit or account of Guarantor may, without prior notice to Guarantor, be offset and applied toward the payment of the Guaranteed Indebtedness owing to such Secured Party, whether or not the Guaranteed Indebtedness, or any part thereof, shall then be due.  This right of setoff may be enforced or exercised by any Secured Party (or the

Administrative Agent on behalf of the Secured Parties) regardless of whether or not a Secured Party has made any demand under this Section 10.  Any delay, neglect or conduct by any Secured Party (or the Administrative Agent on behalf of the Secured Parties) in exercising its rights under this Section 10 will not be a waiver of the right to exercise this right of setoff.

Section 11.        Actions Against and Payments By Guarantor.  The exercise by Administrative Agent or any other Secured Party of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. Whenever Guarantor pays any sum which is or may become due under this Guaranty, written notice must be delivered to Administrative Agent contemporaneously with such payment.  In the absence of such notice to Administrative Agent by Guarantor, any sum received by Administrative Agent on account of the Guaranteed Indebtedness shall be conclusively deemed paid by Borrower.  Guarantor hereby guarantees that payments hereunder will be paid to Administrative Agent without set-off or counterclaim, in U.S. Dollars, at Administrative Agent’s office specified in the Credit Agreement or such other address as may be designated in writing by Administrative Agent to Guarantor from time to time.  Notwithstanding any provision of this Guaranty, none of the terms or provisions hereof relating to the obligations of Borrower hereunder shall limit or affect Borrower’s obligations under the Credit Agreement or any of the other Loan Documents.

Section 12.    Extent of Liability; Fraudulent Transfer.  Guarantor represents and warrants to Administrative Agent that Guarantor expects to derive substantial benefits from any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events resulting in the creation of the Guaranteed Indebtedness and that this Guaranty is given for a corporate purpose.  Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of Guarantor hereunder shall in no event exceed the amount that can be guaranteed by Guarantor under applicable law, including applicable federal and state laws relating to the insolvency of debtors and fraudulent transfers.  Guarantor agrees that the Guaranteed Indebtedness guaranteed by it hereunder may at any time and from time to time exceed the amount of the liability of Guarantor hereunder without impairing the guarantee contained herein or affecting the rights and remedies of Administrative Agent or any other Secured Party hereunder.  Without limiting the generality of the foregoing, the Guarantor, and by its acceptance of this Guaranty, the Administrative Agent, hereby confirm that the parties intend that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to this Guaranty.  In furtherance of that intention, the Guaranteed Indebtedness under this Guaranty shall be limited to the greater of (A) the net benefit realized by the Guarantor from the proceeds of the advances made from time to time by the Borrower to the Guarantor or any of its subsidiaries and (B) the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other person with respect to the Guaranteed Indebtedness, result in the Guaranteed Indebtedness under this Guaranty not constituting a fraudulent transfer or conveyance.  For purposes hereof, “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal,  state or foreign law for the relief of debtors.   This paragraph with respect to the maximum liability of the Guarantor is intended solely to preserve the rights of the Administrative Agent to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this paragraph with respect to such maximum liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.

Section 13.    No Subrogation.  Notwithstanding any payment made by Guarantor hereunder or any set-off or application of funds of Guarantor by Administrative Agent or any other Secured Party, Guarantor shall not be entitled to be subrogated to any of the rights of Administrative Agent or any other Secured Party against Borrower or any collateral security or guarantee or right of offset held by Administrative Agent or any other Secured Party for the payment of the Guaranteed Indebtedness, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower in respect of payments made by Guarantor hereunder, until no amount owing to Administrative Agent and the other Secured Parties on account of the Guaranteed Indebtedness remains outstanding (other than contingent indemnification obligations not yet due and payable) and the Commitments have been terminated.  If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Indebtedness shall not have been paid in full or any of the Commitments under the Credit Agreement shall remain in effect, such amount shall be held by Guarantor in trust for Administrative Agent and the other Secured Parties, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Administrative Agent in the exact form received by Guarantor (duly indorsed by Guarantor to Administrative Agent, if required), to be applied against the Guaranteed Indebtedness, whether matured or unmatured, in such order as Administrative Agent may determine.

Section 14.    Miscellaneous Provisions.

(a)           Amendments.  This Guaranty, together with any Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty and supersedes all prior written and oral agreements and understandings, if any, regarding same.  No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(b)           Applicable Law.  THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

(c)           Jury Waiver.  GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS PROVISION IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES TO CONTINUE TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

(d)           Consent to Jurisdiction.

(i)        GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF (I) ANY UNITED STATES FEDERAL OR COLORADO STATE COURT SITTING IN DENVER, COLORADO AND (II) THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT

COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.  GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT REFERRED TO IN THIS PARAGRAPH.  GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(ii)       GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY OF THE ABOVE-MENTIONED COURTS BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF COLORADO, AT ITS ADDRESS SPECIFIED IN CLAUSE (f) BELOW. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER SECURED PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e)           Costs and Expenses.  Guarantor shall also pay on written demand by Administrative Agent all costs and expenses, including, without limitation, all reasonable attorneys’ fees, incurred by Administrative Agent in connection with the enforcement and/or collection of this Guaranty and with the collection and/or sale of any collateral securing this Guaranty.  This covenant shall survive the payment of the Guaranteed Indebtedness.

(f)            Notices.  All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (a) in the case of Borrower, as specified in the Credit Agreement, (b) in the case of Administrative Agent, as specified in the Credit Agreement, (c) in the case of Guarantor, as specified below, and (d) in the case of any party, at such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties to this Guaranty in accordance with the provisions of this Section 14(f).

If to Guarantor:

Natural Grocers by Vitamin Cottage, Inc.

12612 W. Alameda Parkway

Lakewood, CO  80228

Attention:  Kemper Isely

FAX:  303-986-1891

Each such notice or other communication shall be effective (x) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section 14(f) and confirmation of receipt is received, (y) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (z) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section 14(f).  The Administrative Agent or Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

For notice purposes, Guarantor agrees to keep Administrative Agent informed at all times of Guarantor’s current address.  In the event that Guarantor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any collateral securing all or any part of the Guaranteed Indebtedness or this Guaranty, reasonable notice shall be deemed given when such notice is given pursuant to the terms of this Subsection ten (10) days prior to the date any public sale, or after which any private sale, of any such collateral is to be held.

(g)           Interpretation.  The provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Guarantor may not assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Required Lenders.  Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.  If a court of competent jurisdiction finds any provision of this Guaranty to be invalid or unenforceable as to any Person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other Persons or circumstances, and all provisions of this Guaranty in all other respects shall remain valid and enforceable.  It is not necessary for Administrative Agent to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

(h)           Waiver.  Neither Administrative Agent nor any other Secured Party shall be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Administrative Agent and/or the relevant Secured Parties, and then only in the specific instance and for the purpose given.  No delay or omission on the part of Administrative Agent in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Administrative Agent or any other Secured Party of a provision of this Guaranty shall not prejudice or constitute a waiver of Administrative Agent’s right to thereafter demand strict compliance with that provision or any other provision of this Guaranty.  No prior waiver by Administrative Agent or any other Secured Party, nor any course of dealing between Administrative Agent or any other Secured Party and Guarantor, shall constitute a waiver of any of the rights of Administrative Agent or any other Secured Party of any of Guarantor’s obligations as to any future transactions.  Whenever the consent of Administrative Agent or any other Secured Party is required under this Guaranty, the granting of such consent by Administrative Agent and/or the relevant Secured Parties in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Administrative Agent and/or the relevant Secured Parties.

(i)            Taxes.  Section 2.16 of the Credit Agreement is hereby incorporated by reference, mutatis, mutandis, with references to the Borrower therein being deemed to be references to the Guarantor herein.

(j)            Assignment.  This Guaranty shall be binding on, and shall inure to the benefit of the Guarantor, the Administrative Agent and their respective successors and assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty.

EXECUTION PAGE FOLLOWS

THE UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS.  IN ADDITION, GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY TO ADMINISTRATIVE AGENT AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED “DURATION OF GUARANTY”.  NO FORMAL ACCEPTANCE BY ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE.  THIS GUARANTY IS DATED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

GUARANTOR:

NATURAL GROCERS BY VITAMIN COTTAGE, INC.,
a Delaware corporation

By:	/s/ Kemper Isely
Kemper Isely, Co-President

Acknowledged and Agreed:

JP MORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Nancy Broome
Nancy Broome, Senior Vice President

EXECUTION PAGE—NATURAL GROCERS BY VITAMIN COTTAGE, INC. GUARANTY